Exhibit 21.1

SUBSIDIARIES OF CORNERSTONE ONDEMAND, INC.

Cornerstone OnDemand Global Operations, Inc. (Delaware)
Cornerstone OnDemand Limited (UK)
Cornerstone OnDemand Services India Private Limited (India)